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                                                                    EXHIBIT 21.1

                                   EXHIBIT 21

                                  SUBSIDIARIES

         Azimuth Consulting Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

               Azimuth Consulting Philippines, Inc., a corporation formed pursuant to the laws of the Philippines and a wholly-owned subsidiary of Azimuth Consulting Limited.

         Azimuth Corporation Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

               New Zealand Public Information Management Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Azimuth Corporation Limited.

         Azimuth Holdings Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

               Azimuth Holdings Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Azimuth Holdings Limited.

               Azimuth Consulting Australia Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Azimuth Holdings Limited.

         Braithwaite Richmond Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of SeraNova, Inc.

         Network Publishing, Inc., a Utah corporation and a wholly-owned subsidiary of SeraNova, Inc.

         SeraNova Limited, a corporation formed pursuant to the laws of England and Wales and a wholly-owned subsidiary of SeraNova, Inc.